UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2013

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2013, Halliburton’s Board of Directors approved an amendment to Section 6 of Halliburton’s By-laws, effective as of that date. Section 6 of the By-laws generally governs the nomination of a person for election as a director. The amendment supplements Section 6 of the By-laws by requiring that a proposed nominee must deliver, among other things, a signed representation and agreement that, subject to certain stated exceptions, such proposed nominee has not received any compensation, reimbursement or indemnification from any person or entity other than Halliburton in connection with the proposed nominee’s candidacy or service as a director of Halliburton.

The foregoing summary of the amendment to the By-laws is qualified in its entirety by reference to the full text of the amended By-laws attached to this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

3.1    By-laws revised effective July 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 19, 2013	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER        EXHIBIT DESCRIPTION

3.1            By-laws revised effective July 18, 2013